Board of Directors
Bonso Electronics International Inc.
May 26, 2000
Page 1


                          SCHLUETER & ASSOCIATES, P.C.
                       1050 Seventeenth Street, Suite 1700
                             Denver, Colorado 80265
                                 (303) 292-3883
                            Facsimile (303) 296-8880

                                  May 26, 2000

Board of Directors
Bonso Electronics International Inc.
Flat A-D, 8th Floor
Universal Industrial Centre
23-25 Shan Mei Street
Fo Tan, Shatin, N.T., Hong Kong

Gentlemen:

     We have served as your counsel in connection with the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement on Form F-3 and amendment thereto on Form F-2, of Bonso Electronics International Inc. (the "Company"). The Registration Statement covers an offering of 2,174,403 common stock purchase warrants (the "Dividend Warrants") to be issued as a dividend to all record holders at the close of trading on January 19, 2000 of your prior warrants, which expired on January 31, 2000, and to all persons who exercised the prior warrants during the period commencing on November 22, 1999 and ending at the close of business on January 19, 2000. The Registration Statement also covers 1,087,201 shares of the Company's $0.003 par value common stock (the "Common Stock") issuable upon the exercise of the Dividend Warrants, and the resale of 250,000 shares of Common Stock issuable upon exercise of certain outstanding warrants and 350,000 outstanding shares to be sold by an existing shareholder (the "Selling Securityholder"). Each two Dividend Warrants may be exercised to purchase one share of Common Stock at $17.50 per share.

     In connection with this opinion, we have made such investigations and examined such records, including the Company's Memorandum and Articles of Association, as amended, and corporate minutes, as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company. We are not qualified to practice law in any jurisdiction other than the State of Colorado, and with respect to those matters involving the laws of the British Virgin Islands, China and Hong Kong we have relied exclusively on the opinions of local counsel in those jurisdictions. In rendering this opinion, we have relied with respect to matters involving the laws of the British Virgin Islands on the opinion of Harney, Westwood & Riegels, British Virgin Islands counsel for the Company; with respect to matters involving the laws of Hong Kong, we have relied on the opinion of Wong & Fok, Solicitors, Hong Kong counsel for the Company; and with respect to matters involving the laws of China upon Shenzhen Jinyuan Law Firm, Solicitors for the People's Republic of China, dated July 26, 1999.

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Board of Directors
Bonso Electronics International Inc.
May 26, 2000
Page 2


     In giving this opinion we have assumed:

          (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

          (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

          (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

     Based upon the foregoing and subject to the qualifications set forth above, we are of the opinion that:

     1. The Company is a validly existing corporation in good standing as a limited liability International Business Company under the laws of the British Virgin Islands, with full corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted.

     2. The Company's authorized capital consists of 23,333,334 shares of $0.003 par value Common Stock. As of May 19, 2000, the Company had issued and outstanding 5,512,610 shares of Common Stock, $0.003 par value. All of the issued and outstanding shares of Common Stock were validly issued, fully paid and non-assessable.

     3. All necessary corporate proceedings of the Company have been duly taken to authorize the filing of the Registration Statement and the proposed public offering of the securities noted above in accordance with the terms of that Registration Statement.

     4. The Dividend Warrants will be, when issued as specified in the Registration Statement, legally issued, and will constitute legal, valid and binding obligations of the Company. Further, the 1,087,201 shares of $0.003 par value Common Stock to be issued upon the exercise of the Dividend Warrants have been duly and validly authorized and reserved for issuance upon such exercise, and such shares will, upon the purchase, receipt of full payment, issuance and delivery thereof in accordance with the terms of the offering described in the Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable. The 250,000 shares of $0.003 par value Common Stock to be issued upon the exercise of certain warrants have been duly and validly authorized and reserved for issuance upon such exercise, and such shares will,

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Board of Directors
Bonso Electronics International Inc.
May 26, 2000
Page 3


upon the purchase, receipt of full payment, issuance and delivery thereof in accordance with the terms described in the Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable. The 350,000 shares of Common Stock to be sold by a Selling Securityholder are duly and validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus included as part of the Registration Statement in connection with the matters referred to under the caption "Legal Matters."

                                              Sincerely,

                                              /s/ SCHLUETER & ASSOCIATES, P.C.
                                              --------------------------------
                                              SCHLUETER & ASSOCIATES, P.C.